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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated
March 12, 1999 (except Note 14, as to which the date is        , 1999), in the
Registration Statement (Form S-1) and the related Prospectus of Primus Knowledge Solutions, Inc. dated April 30, 1999.

                                              Ernst & Young LLP

Seattle, Washington

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The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Paragraph 3 of Note 14 to the consolidated financial statements.

Seattle, Washington
April 30, 1999